UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 27, 2005
(Date of earliest event reported)

Gasel Transportation Lines, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-30185	311239328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

County Road 10, Route 4, Box 181A, Marietta, OH	45750
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (740) 373-6479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

Gasel Transportations Lines, Inc. (the "Company"), which had been operating as a Post Confirmation Debtor under Chapter 11 Reorganization, received on December 30, 2004 a signed Order of Confirmation of the Company's Amended Plan of Reorganization. Under the confirmed plan, Gasel Transportation Lines, Inc., an Ohio corporation, will immediately merge with Gasel Transportation Lines, Inc., a Delaware Corporation. The merger effectively will re-domicile the Company, inclusive of all assets, liabilities, rights, warrants, names, obligations, etc. of the Ohio corporation in the State of Delaware, which management believes is a more appropriate jurisdiction for a publicly held company. The merger will extend the maximum authorized capitalization of the Company from its former level of 10 million common shares, without par value, to 100 million common shares, par value $.001, and 10 million preferred shares, par value $.001.

Item 8.01 Other Events

On January 27, 2005 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated here in by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 2             Order of Confirmation of Third Amended Plan of Reorganization

    Exhibit 3              Signed Order of Confirmation

    Exhibit 99.1.       Press release dated January 27, 2005

Exhibit Index
99.1	Press release dated January 27, 2005

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasel Transportation Lines, Inc. (Registrant)
February 7, 2005 (Date)	/s/ MICHAEL J. POST Michael J. Post President